EXHIBIT 21.1

Subsidiaries of Perot Systems Corporation

JURISDICTION OF
SUBSIDIARY	INCORPORATION

Advanced Receivables Strategy, Inc.	Delaware
Delphi Consulting Group LLC	Delaware
Eagle Delaware Corp.	Delaware
HPS Global Systems (Germany) GmbH	Germany
HPS Global Systems (Middle East) FZ-LLC	Dubai-United Arab Emirates
HPS Social Welfare Foundation	India
HPS Solutions Private Limited	India
Health Systems Design Corp.	California
Hospital Revenue Associates LLC	Delaware
Icarus Consulting A.G.	Switzerland
Kay Software, Inc.	Delaware
perot.com inc.	Delaware
Perot Systems A.G.	Switzerland
Perot Systems Asia Pacific Pte Ltd.	Singapore
Perot Systems BPS, LLC	Delaware
Perot Systems Business Process Solutions, Inc.	Texas
Perot Systems B.V.	The Netherlands
Perot Systems BVBA/SPRL	Belgium
Perot Systems (Canada) Corporation	Canada
Perot Systems Communication Services, Inc.	Delaware
Perot Systems Europe (Energy Services) Limited	England & Wales
Perot Systems Europe Limited	England & Wales
Perot Systems GmbH	Germany
Perot Systems Government Services, Inc.	Virginia
Perot Systems Government Solutions, Inc.	Delaware
Perot Systems Healthcare Services LLC	Delaware
Perot Systems Holdings Pte Ltd.	Singapore
Perot Systems Hong Kong Limited	Hong Kong
Perot Systems International BV	The Netherlands
Perot Systems Investments B.V.	The Netherlands
Perot Systems (Japan) Ltd.	Japan
Perot Systems Luxembourg S.a.r.l.	Luxembourg
Perot Systems México, S. de R.L. de C.V.	Mexico
Perot Systems Nederland BV	The Netherlands
Perot Systems Private Limited	India
Perot Systems S.A.	France
Perot Systems S.r.l.	Italy
Perot Systems TSI (America), Inc.	Delaware
Perot Systems TSI (Bermuda) Ltd.	Bermuda
Perot Systems TSI (Hungary) Liquidity Management LLC	Hungary
Perot Systems TSI (India) Limited	India
Perot Systems TSI (Malaysia) Sdn.Bhd	Malaysia
Perot Systems TSI (Mauritius) Pvt. Ltd.	Mauritius
Perot Systems TSI (Netherlands) B.V.	The Netherlands
Perot Systems TSI (Singapore) Pte. Ltd.	Singapore
Perot Systems TSI (Switzerland) GmbH	Switzerland
Perot Systems TSI (UK) Ltd.	England & Wales
Persys Ireland Limited	Republic of Ireland
Persys TSI (Ireland) Limited	Ireland
PS BP Services LLC	Delaware
PS Connecticut, LLC	Delaware

JURISDICTION OF
SUBSIDIARY	INCORPORATION

PS Information Resource (Ireland) Limited	Republic of Ireland
PSC GP Corporation	Delaware
PSC Healthcare Software, Inc.	Delaware
PSC LP Corporation	Delaware
PSC Management Limited Partnership	Texas
PSC Security, Inc.	Delaware
Solutions Consulting LLC	Delaware
The Technical Resource Connection, Inc.	Delaware
TXZ Holding Company Limited	Bermuda
Vision Business Process Solutions, Inc.	Delaware
Vision Health Source India Private Limited	India